Exhibit 99.2

CONTROL PERSONS AND EXECUTIVE OFFICERS OF HOLDINGS*

Name and Business Address	Capacity in which Serves Holdings	Principal Occupation	Principal Business Address of Organization in which Principal Occupation is Conducted	Common Units Beneficially Owned
Robert D. Ravnaas 777 Taylor Street, Suite 810 Fort Worth, Texas 76102	President, Manager	Chief Executive Officer and Chairman of the Board of Directors of the General Partner	777 Taylor Street, Suite 810 Fort Worth, Texas 76102	0**

R. Davis Ravnaas 777 Taylor Street, Suite 810 Fort Worth, Texas 76102	Vice President	President and Chief Financial Officer of the General Partner	777 Taylor Street, Suite 810 Fort Worth, Texas 76102	0***

Rand Ravnaas 777 Taylor Street, Suite 810 Fort Worth, Texas 76102	Vice President	Vice President — Business Development of the General Partner	777 Taylor Street, Suite 810 Fort Worth, Texas 76102	0

Bryan H. Lawrence 410 Park Avenue 19th Floor New York, New York 10022	Chairman of the Board of Managers, Manager	Principal of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022	0

Mary Ann Giordano 777 Taylor Street, Suite 810 Fort Worth, Texas 76102	Secretary and Treasurer	Secretary and Treasurer of Holdings	777 Taylor Street, Suite 810 Fort Worth, Texas 76102	0

Peter A. Leidel 410 Park Avenue 19th Floor New York, New York 10022	Manager	Principal of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022	0

George Petrides 410 Park Avenue New York, New York 1002	Manager	Principal of Petrides & Co. LLC	410 Park Avenue New York, New York 10022	0

T. Scott Martin 4410 Arapahoe Ave., Suite 100 Boulder, Colorado 80303	Manager	Chief Executive Officer and Chairman of EE3 LLC	4410 Arapahoe Ave., Suite 100 Boulder, Colorado 80303	0****

Chris Whyte 6363 Woodway Dr. Houston, Texas 77057	Manager	President and Chief Executive Officer of PetroSantander, Inc.	6363 Woodway Dr. Houston, Texas 77057	0

George Wiegers 1600 Broadway, Suite 1030 Denver, Colorado 80202	Manager	Partner of Wiegers Capital Partners	1600 Broadway, Suite 1030 Denver, Colorado 80202	0

Alex Wiegers 1600 Broadway, Suite 1030 Denver, Colorado 80202	Manager (as an alternate to George Wiegers)	Managing Partner of Wiegers Capital Partners	1600 Broadway, Suite 1030 Denver, Colorado 80202	0

S. Craig George 2431 E. 61st Street, Suite 850 Tulsa, Oklahoma 74136	Manager	Director of Mid-Con Energy GP LLC	2431 E. 61st Street, Suite 850 Tulsa, Oklahoma 74136	0

* Each Covered Individual listed below disclaims beneficial ownership of Common Units, except to the extent of his or her pecuniary interest therein, if any.

** Robert D. Ravnaas is a partner or member in certain entities that hold, in the aggregate, approximately 3,181,535 Common Units, or 19.5% of the Common Units outstanding following the closing of the Offering. Mr. R. Ravnaas does not directly own any Common Units. Mr. R. Ravnaas does not have voting or investment power with respect to such entities. Mr. R. Ravnaas’ pecuniary interest in such entities is an aggregate of approximately 250,063 Common Units, or 1.5% of the Common Units outstanding following the closing of the Offering, and Mr. R. Ravnaas disclaims beneficial ownership of the Common Units that may be deemed to be owned by such entities except to the extent of his pecuniary interest therein.

*** R. Davis Ravnaas is a partner or member in certain entities that hold, in the aggregate, approximately 2,390,621 Common Units, or 14.6% of the Common Units outstanding following the closing of the Offering. Mr. D. Ravnaas does not directly own any Common Units. Mr. D. Ravnaas does not have voting or investment power with respect to such entities. Mr.

D. Ravnaas’ pecuniary interest in such entities is an aggregate of approximately 23,301 Common Units, or less than 0.1% of the Common Units outstanding following the closing of the Offering, and Mr. D. Ravnaas disclaims beneficial ownership of the Common Units that may be deemed to be owned by such entities except to the extent of his pecuniary interest therein.

**** T. Scott Martin is a partner or member in certain entities that hold, in the aggregate, approximately 2,342,507 Common Units, or 14.3% of the Common Units outstanding following the closing of the Offering. Mr. Martin does not have voting or investment power with respect to such entities. Mr. Martin does not directly own any Common Units. Mr. Martin’s pecuniary interest in such entities is an aggregate of approximately 6,113 Common Units, or less than 0.1% of the Common Units outstanding following the closing of the Offering, and Mr. Martin disclaims beneficial ownership of the Common Units that may be deemed to be owned by such entities except to the extent of his pecuniary interest therein.

CONTROL PERSONS AND EXECUTIVE OFFICERS OF YORKTOWN REPORTING PERSONS*

Name and Business Address	Capacity in which Serves Yorktown X Associates	Principal Occupation	Principal Business Address of Organization in which Principal Occupation is Conducted
Bryan H. Lawrence 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

Peter A. Leidel 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

Tomas R. LaCosta 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

W. Howard Keenan, Jr. 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

Robert A. Signorino, Jr. 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

Bryan R. Lawrence 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

* None of the Covered Individuals listed in the table above (collectively, the “Yorktown Covered Individuals”) directly owns any Common Units. The Yorktown Covered Individuals disclaim beneficial ownership of the Common Units owned by Holdings except to the extent of their pecuniary interest therein.